Exhibit 10.2

SECURITY AGREEMENT
LLC Distributions

This SECURITY AGREEMENT (LLC Distributions) (the "Agreement"), dated as of April 1, 2015, is executed by and between GREENHILL & CO., INC., a Delaware corporation ("Borrower"), and FIRST REPUBLIC BANK ("Lender").

RECITALS

A.           Concurrently herewith Lender is entering into a Loan Agreement (Term Loan) (as hereafter amended “Term Loan Agreement”) dated as of  the date hereof, with Borrower pursuant to which Lender shall provide two term loans to, or for the benefit of, Borrower each in the original principal sum of Twenty-Two Million Five Hundred Thousand and 00/100ths Dollars ($22,500,000.00) for a total principal sum of Forty-Five Million and 00/100ths Dollars ($45,000,000.00).  This Agreement is being provided in connection with the Term Loan Agreement to secure Borrower’s Obligations thereunder.

B.           Prior hereto, Borrower and First Republic Bank, a Nevada corporation, predecessor-in-interest to Lender entered into that certain Loan Agreement Revolving Line of Credit dated January 31, 2006, as modified (the "Revolving Loan Agreement") pursuant to which a loan in the principal amount of Forty-Five Million and 00/100 Dollars ($45,000,000.00), (as modified the "Revolving Loan") was made to Borrower. The Revolving Loan is evidenced by Borrower's Seventh Amended and Restated Promissory Note dated April 30, 2012, as modified (the "Revolving Note").

C.           Concurrently herewith Lender is also entering into a Renewal and Modification Agreement dated as of the date hereof pursuant to which, among other things, Lender shall increase the principal amount of the Revolving Loan to the principal sum of Fifty Million and 00/100ths Dollars ($50,000,000.00). (The Revolving Loan Agreement, the Renewal and Modification Agreement and all documents executed in connection therewith are referred to collectively as the "Revolving Loan Documents".)

D.           The obligations of Borrower under the Revolving Loan are secured by a Security Agreement (LLC Distributions) (“Revolving Loan Security Agreement”) dated as of April 30, 2010 executed by Borrower.  The Revolving Loan Security Agreement secures the obligations (“Revolving Loan Secured Obligations”) of Borrower under the Revolving Loan Documents.  The Revolving Loan Security Agreement grants Lender a lien on the same Collateral as provided under this Agreement.

NOW THEREFORE, for valuable consideration, the receipt and adequacy of which are acknowledged, Borrower and Lender agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, capitalized terms not otherwise defined in this Agreement shall have the meanings provided below or in the Commercial Code or in the Term Loan Agreement.

1.1           Agreement - means this Security Agreement including any Exhibits, any concurrent or subsequent rider to this Security Agreement and any extensions, supplements, amendments or modifications to this Security Agreement and/or to any such rider.

1.2           Attorneys’ Fees - is defined in Section 9.5.

1.3           Bankruptcy Code - means the U.S. Bankruptcy Code as now enacted or hereafter amended.

1.4           Borrower - means Greenhill & Co., Inc., a Delaware corporation.

1.5           Borrower's Books - means all of Borrower's books and records including, but not limited to:  minute books; ledgers, and records indicating, summarizing or evidencing Borrower's assets, liabilities, the Collateral, the Secured Obligations, and all information relating thereto; records indicating, summarizing or evidencing Borrower's business operations or financial condition; and all computer programs, disc or tape files, printouts, runs, and other computer prepared information and the equipment containing such information.

1.6           Business Day - means any day other than a day on which commercial banks are authorized or required by law to close in the State of California.

1.7           Capital Account - means any account or credit maintained or owed directly or indirectly by the Company to or for Borrower or in Borrower’s name:  (i) on account of Capital Contributions of Borrower to or for the Company; and/or

(ii) which represents Borrower’s equity interest in the Company; and/or (iii) which represents the value of Borrower’s LLC Interest.

1.8           Capital Calls - means all demands made, or to be made, upon Borrower for:  (i) the advance of funds to be made by Borrower to fund the capital of the Company; or (ii) on account of, or in connection with, the LLC Interest.

1.9           Capital Contributions - means all payments and/or contributions made by Borrower to the Company pursuant to any Capital Calls.

1.10           Commercial Code - means the Uniform Commercial Code, as now enacted or hereafter amended, applicable in the State of California.

1.11           Company - means Greenhill & Co. LLC, a New York limited liability company.

1.12           Distributions - mean all amounts and rights to payment, payments and distributions, amounts and cash owed to, paid to, or held for, or available to Borrower or in Borrower’s name (in whichever form they exist, whether as Instruments, Chattel Paper, Accounts, General Intangibles, Financial Assets or otherwise) arising from, or on account of:  (i) the LLC Interest, and (ii) all Capital Accounts, including without limitation, all Interim Distributions and all Liquidation Distributions.

1.13           Exhibit - means any Exhibit attached hereto and incorporated herein.

1.14           Governmental Authorities - means:  (i) the United States; (ii) the state, county, city or other political subdivision in which any of the Collateral is located; (iii) all other governmental or quasi-governmental authorities, boards, bureaus, agencies, commissions, departments, administrative tribunals, instrumentalities and authorities; and (iv) all judicial authorities and public utilities having or exercising jurisdiction over Borrower, any Guarantor or the Collateral.  The term “Governmental Authority” means any one of the Governmental Authorities.

1.15           Governmental Permits - means all permits, approvals, licenses and authorizations now or hereafter issued by any Governmental Authorities for or in connection with the conduct of Borrower’s business or the ownership or use by Borrower of the Collateral, or its other assets or its properties.

1.16           Governmental Requirements - means all existing and future laws, ordinances, rules, regulations, orders or requirements of all Governmental Authorities applicable to Borrower, any Guarantor, the Collateral or any of Borrower's or any Guarantor's other assets or properties.

1.17           Guarantor - means, collectively, the Person or Persons, if any, now or hereafter guaranteeing payment of the credit or payment or performance of the Secured Obligations (or pledging collateral therefor).

1.18           Guaranty - means every guaranty agreement of any kind (including third-party pledge agreements) now or hereafter executed by any Guarantor, and all extensions, renewals, modifications and replacement thereof.

1.19           Insolvency Proceeding - means any proceeding commenced by or against any person or entity, including Borrower, under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

1.20           Interim Distribution - means any Distributions made in the ordinary course of business of the subject entity and not in connection with a Liquidation Distribution.

1.21           Judicial Officer or Assignee - means any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, or assignee for the benefit of creditors.

1.22           Lender - means FIRST REPUBLIC BANK.

1.23           Lender Expenses - means all reasonable costs and expenses incurred by Lender in connection with:  (i) this Agreement or other Term Loan Document; (ii) the transactions contemplated hereby or thereby; (iii) the enforcement of any rights hereunder or thereunder; (iv) the recordation or filing of any documents; (v) Lender’s Attorneys’ Fees; (vi) the creation, perfection or enforcement and defense of the lien on any item of Collateral; and (vii) any expenses incurred in any proceedings in the U.S. Bankruptcy Courts in connection with any of the foregoing.

1.24           Liquidation Distribution - shall mean all Distributions that are liquidating dividends or final return on capital to Borrower or repayment of equity in connection with the liquidation, dissolution or termination of the Company.

1.25           LLC Agreement - means the Operating Agreement or other formation agreement listed on Exhibit B.

1.26           LLC Interest - means the membership interest of Borrower in the Company.

1.27           Note(s) - means: (i) the Promissory Note dated as of the date of this Agreement executed by Borrower as Borrower payable to Lender in the original principal sum of $22,500,000.00 with a Maturity Date in 2016, (ii) the Promissory Note dated as of the date of this Agreement executed by Borrower as Borrower payable to Lender in the original principal sum of $22,500,000.00 with a Maturity Date in 2018 and (iii)  all extensions, renewals, modifications and replacements of any of the foregoing.

1.28           Permitted Liens - means any and all of the following:  (i) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (ii) any lien granted in favor of the Lender under or in respect of the Revolving Loan Security Agreement and (iii) any other liens and encumbrances agreed to in writing by Lender which shall be junior in priority to the lien of Lender granted in this Agreement unless otherwise agreed to by Lender in writing.

1.29           Person - means any natural person or any entity, including any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or trustee, or Governmental Authority.

1.30           Secured Obligations - means all debts, obligations and liabilities of Borrower to Lender under or in connection with this Agreement, the Term Loan Agreement, any Note, and any of the other Term Loan Documents, regardless whether such Secured Obligations are currently existing or hereafter created, whether direct or indirect, whether absolute or contingent, whether liquidated or unliquidated, including Attorneys' Fees.  Notwithstanding anything to the contrary contained in the Term Loan Documents, the term “Secured Obligations" shall not include any debts that are or may hereafter constitute “consumer credit” which is subject to the disclosure requirements of the federal Truth-In Lending Act (15 U.S.C. Section 1601, et seq.) or any similar state law in effect from time to time, unless Lender and Borrower shall otherwise agree in a separate written agreement.

1.31           Term Loan Agreement – is defined in Recital A and all extensions, renewals, modifications and replacements thereof.

1.32           Term Loan Document – is as defined in the Term Loan Agreement.

ARTICLE II
SECURITY INTEREST

2.1           Security Interest.  Borrower hereby grants to Lender a continuing valid, first priority security interest in all present and future Collateral, described in Exhibit B, now owned or hereafter acquired to secure repayment and performance of the Secured Obligations.

2.2           Security Documents.  Lender may file all financing statements and confirmation statements and other documents as necessary to perfect and maintain perfected Lender's security interest.  Borrower shall execute and deliver to Lender all documents which Lender may reasonably request:  (i) to perfect, and maintain perfected, Lender's security interests in the Collateral or, (ii) to maintain or recognize the priority and enforceability of the Lender’s lien on the Collateral, and (iii) to implement the terms of this Agreement.  If requested by Lender, Borrower will use its commercially reasonable efforts to have such documents executed by relevant third parties and delivered to Lender.  In this regard if the Account is maintained with a financial institution other than Lender, Borrower will execute such Control Agreement as Lender may reasonably require to perfect its lien on such Account.

2.3           Assignment of Rights to Payment.

(a)           Borrower hereby assigns, transfers and sets over to Lender and its successors:  (i) all of its rights to collect and receive Distributions from the Company subject to the limitations set forth in Exhibit A.

(b)           All payments on Distributions are to be sent by wire transfer to the account specified in Exhibit A (“Account”).  Borrower shall take such steps as are requested by Lender for the payment of all future Distributions into such Account.  Funds deposited into the Account shall be released or applied as provided in Exhibit A.

ARTICLE III
DISTRIBUTIONS AND DIVIDENDS

3.1           Distributions.  Whether or not an Event of Default has occurred, all Distributions will be deposited into the Account.

3.2           Delivery.  Borrower shall promptly deliver to Lender all instruments or chattel paper which constitute Collateral, duly endorsed and assigned.

3.3           Funds Held in Trust.  To the extent that Borrower receives any payment which is to be paid to Lender, such payment is to be held in trust for Lender and shall be segregated from Borrower's other funds and shall be immediately paid to Lender in the form as received (with any necessary endorsements).

3.4           Funds Held by Lender.  All funds received by Lender may, in the discretion of Lender, be held by Lender as additional Collateral and disbursed or applied to the Secured Obligations as provided in Exhibit A.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Until the Secured Obligations are satisfied in full, Borrower makes the following representations and warranties:

4.1           Borrower.  Borrower’s full and correct name and address are indicated in Exhibit A.  If Borrower is an entity, Borrower:  (i) is duly organized, validly existing and in good standing under the laws of the state specified in

Exhibit A; (ii) is qualified to do business and is in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires qualification as a foreign entity; and (iii) conducts business under the trade name(s), if any, specified in Exhibit A, and no other trade name(s).

4.2           Authority.  This Agreement has been duly authorized, and upon execution and delivery will constitute the legal, valid and binding agreement and obligation of Borrower, enforceable in accordance with its terms.

4.3           No Conflicts.  The execution, delivery and performance by Borrower of this Agreement and the grant of the lien herein do not:  (i) violate any Governmental Requirements applicable to Borrower; (ii) constitute a breach of any provision of the organizational papers of Borrower; or (iii) constitute an event of default under any agreement of Borrower.

4.4           Lawsuits; Compliance; Taxes.  There is no material lawsuit, tax claim or adjustment or other dispute pending to the best of the Borrower’s knowledge or threatened against Borrower or the Collateral, which may result, either separately or in the aggregate, in any material adverse change in the assets, properties, business, profits, or condition of Borrower, nor does Borrower know of any basis for any such action, suit, proceeding or investigation. Borrower is in compliance with all Governmental Requirements and has satisfied, prior to delinquency, all taxes due or payable by Borrower or assessed against the Collateral.

4.5           Adequate Consideration.  Borrower is receiving reasonably equivalent consideration for entering into this Agreement.

4.6           Solvency.  Borrower is now and shall be at all times hereafter solvent and able to pay Borrower's debts (including trade debts) as they mature.

4.7           Title to Assets.  Borrower:  (i) has and at all times will have full legal and equitable title to the LLC Interest free of all liens and interests, except Permitted Liens; and (ii) has the right to grant security interests in the Collateral.  No authorization or approval or notice is required to grant the lien on the Collateral or for the delivery of this Agreement, except for such authorizations, or notices which have been obtained or given prior hereto.

4.8           LLC Interest.  Borrower is not in default of any duty or obligation required in connection with the LLC Interest.  All amounts and all Capital Calls owed in connection therewith have been fully paid.

4.9           No Offsets or Defenses.  All Distributions, Capital Accounts and other amounts owed to Borrower in connection with the LLC Interest are subject to no defense or set off other than those expressly specified in the LLC Agreement.

4.10           Company.  The Company has been duly organized and is in good standing under the laws of the State of its formation.  The Company is financially solvent.  The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.11           LLC Agreement.  The LLC Agreement identified in Exhibit B, a true and complete copy of which has been provided to Lender, has been duly authorized, executed and delivered by the parties thereto, has not been amended or supplemented, except as expressly disclosed to Lender, and is in full force and effect and binding on all parties thereto in accordance with its terms.

4.12           Non-Consumer.  No item of Collateral is held primarily for personal, family or household purposes or secures a loan which is obtained primarily for personal, family or household purposes.

4.13           Liquidity.  Upon execution of this Agreement, Borrower will remain liquid, the total value of its assets will exceed its liabilities (contingent and non-contingent); and it will be able to pay its debts as they come due.

4.14           Continuing and Cumulative Warranties.  The warranties and representations set forth in this Section shall be true and correct in all material respects at the time of execution of this Agreement and shall constitute continuing representations and warranties as long as any of the Secured Obligations remain unpaid or unperformed.  The warranties and representations shall be cumulative and in addition to any other warranties and representations which Borrower shall give to Lender, now or hereafter.

ARTICLE V
COVENANTS

Borrower agrees, until the Secured Obligations are satisfied in full:

5.1           Transfer or Release of Assets.  Borrower shall not transfer, sell, abandon, or release the LLC Interest, any Capital Account, any amounts owed to Borrower in connection with the LLC Interest or any Capital Account, or any other item of Collateral.

5.2           Lien Free.  Borrower shall keep the Collateral free of all liens and interests, except Permitted Liens.  However except as expressly agreed in writing Lender’s lien shall be senior to all Permitted Liens (other than any lien granted in favor of the Lender under or in respect of the Revolving Loan Security Agreement, which lien shall be co-equal to any liens granted herein).

5.3           LLC Interest.  Borrower will not do any of the following without the prior written consent of Lender:  (i) if a Monetary Event of Default has occurred and is continuing, withdraw capital or borrow from the Company or receive any

Distributions in contravention of Section 3 above or in Section 3 Disposition of Distributions in Exhibit A hereto; (ii) vote or agree to dissolve the Company; (iii) vote or agree to make any material amendments to the LLC Agreement; (iv) waive, or suspend any right to collect, any Distributions or take any action which would adversely affect Borrower’s right to any Distributions or Borrower’s right to collect any Distributions; or (v) waive any material default under or breach of the LLC Agreement.  Borrower will:  (i) perform and observe all provisions of the LLC Agreement applicable to Borrower; (ii) maintain and enforce the LLC Agreement; and (iii) satisfy all Capital Calls now or hereafter received by Borrower.

5.4           Records.  As regards any Collateral, Borrower shall:  (i) maintain a standard and modern system of accounting in accordance with generally accepted accounting principles, or such other accounting principles as agreed to by Lender, consistently applied; and (ii) not modify or change Borrower's method of accounting except to the extent required by any applicable new statute or regulation.  Borrower’s Books shall be accurate and complete in all material respects.  On Lender’s request, Borrower shall deliver to Lender copies of Borrower’s Books.

5.5           Inspection.  Borrower shall permit Lender and any of Lender’s representatives, during business hours, to have access upon not less than five (5)  Business Days prior written notice to Borrower for the purposes of examining and copying Borrower's Books pertaining to the Collateral.  Borrower shall deliver to Lender such reports and information concerning the Collateral as Lender may reasonably request.

5.6           Taxes.  Borrower shall pay all taxes relating to the Collateral when due.

5.7           Compliance with Applicable Laws.  Borrower shall comply with and keep in effect all Governmental Permits relating to it and the Collateral.  Borrower shall comply with:  (i) all Governmental Requirements, in all material respects; (ii) all known requirements and orders of all judicial authorities which have jurisdiction over it or the Collateral; and (iii) all organizational documents of the Borrower.

5.8           Notifications.  Borrower shall promptly notify Lender of any material decline in value of, or loss of, or diminution in value of, any Collateral.

5.9           Expenses.  Borrower agrees to reimburse Lender for any and all Lender Expenses, and hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

5.10           Existence.  If Borrower is an entity:  (i) Borrower will maintain its existence in good standing under the law of the state of its organization; (ii) will maintain its qualification as a foreign entity in each jurisdiction in which the nature of its business requires such qualification; and (iii) will not merge with any other entity without the consent of Lender except for acquisitions or mergers which result in Borrower retaining 51% or more of the equity interest of the resulting entity and control of the management of such entity.

5.11           Further Assurances.  Upon Lender’s request, Borrower, at Borrower's expense, shall:  (i) execute and deliver such further documents and notices reasonably satisfactory to Lender; (ii) take any action reasonably requested by Lender to carry out the intent of this Agreement and the other Term Loan Documents; and (iii) provide such reports and information available to Borrower concerning the business, financial condition and business of Borrower.

ARTICLE VI
EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement, at the option of Lender if not cured or waived within ten (10) days of such event (other than as set forth in Section 6.1):

6.1           Breach.  There is a breach of any provision of this Agreement or discovery that any material representations or warranty provided to Lender by, or on behalf of Borrower, was materially inaccurate at the time given; provided that the Borrower shall have thirty (30) days to cure any breach of Section 5.4, 5.5, 5.6 and 5.9; provided further that for Section 5.4, the thirty (30) day cure period shall commence upon a notice from the Lender of the breach.

6.2           Lien Priority.  Lender shall cease to have a valid and perfected first priority lien on any of the Collateral subject only to such Permitted Liens, except for any lien that the Lender has agreed in writing will be senior to Lender’s lien.

6.3           Material Impairment.  There is a material impairment of the value of the Collateral.

6.4           LLC Interest.  Borrower breaches any material provision of the LLC Agreement or fails to make any Capital Contributions; or the LLC Interest is terminated or action is commenced to terminate the LLC Interest.

6.5           Seizure of Collateral.  Any portion of the Collateral is subject to attachment, seizure or is otherwise levied upon or comes into possession of any Judicial Officer or Assignee; provided, however that Borrower shall have ten (10) days to post a bond to cause such attachment, seizure or levy to be fully released or removed after the occurrence of such event.

6.6           Insolvency or Attachment.  If Borrower:  (i) fails to pay its debts as they become due; (ii) commences dissolution or termination of its business; (iii) is the subject of any voluntary or involuntary Insolvency Proceeding; (iv) is the subject of any involuntary lien; or (v) is the subject of any receivership or similar proceeding.; provided, however, that Borrower shall have sixty (60) days within which to cause (x) any involuntary Insolvency Proceeding to be dismissed (y) the involuntary appointment of any receiver, liquidator, trustee, custodian or sequestrator to be discharged or (z) such lien to be fully released or removed after the occurrence of such event.

6.7           Event of Default Under Term Loan Documents.  There is an Event of Default which is continuing under any of the other Term Loan Documents.

6.8           Cross-Default.  Any Event of Default (as defined in the Revolving Loan Agreement) has occurred and is continuing under the Revolving Loan Agreement or under the Revolving Loan or under any Revolving Loan Documents.

ARTICLE VII
LENDER’S RIGHTS AND REMEDIES; WAIVER

7.1           Remedies.

(a)           Subject to the limitations of certain rights of Lender to foreclose on the Account only upon the occurrence of a Monetary Event of Default as provided in Exhibit A, if an Event of Default occurs and is not cured by Borrower or waived by Lender, Lender shall have all rights and remedies of a secured party under the Commercial Code and as otherwise provided at law or in equity.  Lender shall provide such notices as are required under the Commercial Code.  Lender may dispose of any item of Collateral in a manner permitted by the Commercial Code.  All proceeds from the Collateral shall be applied or disbursed as permitted under the Commercial Code subject to the provisions of Section 7.1 (b) below.

(b)           Lender shall not be obligated to foreclose on the Collateral or any part thereof to collect any part of the Secured Obligations.  Lender may foreclose under the Revolving Loan Security Agreement and apply any and all proceeds toward the Revolving Loan Secured Obligations.

7.2           Rights to Payment.  Without limiting the foregoing, but subject to the limitations of certain rights of Lender to foreclose on the Account only upon the occurrence of a Monetary Event of Default as provided in Exhibit A upon the occurrence of an Event of Default, Lender may:  (i) make demand and collect all amounts owed to Borrower in connection with the LLC Interest, the LLC Agreement, or any Capital Account; (ii) as regards the foregoing amounts, settle or adjust disputes and claims directly with the Borrowers and compromise any obligations on terms and in any order which the Lender considers advisable.

7.3           Waivers.  Borrower waives:  (i) all rights, remedies and benefits under California Civil Code Sections 1479 and 2822(a); and (ii) all rights to require marshalling of assets or liens or all rights to require Lender to exercise any other right or power or to pursue any other remedy which Lender may have.

7.4           Judicial Action.  If Lender, at its option, seeks to take possession of any or all of the Collateral by court process, Borrower irrevocably and unconditionally agrees that a receiver may be appointed by a court for such purpose without regard to the adequacy of the security for the Secured Obligations and such receiver may, at Lender’s option, collect or dispose of all or part of the Collateral.

7.5           Liability for Deficiency.  Borrower shall remain liable for any deficiency remaining on the Secured Obligations after disposition of all or any of the Collateral and Lender's application of the proceeds thereof to the Secured Obligations.

7.6           Actions.  Borrower authorizes Lender, without notice or demand and without affecting its liability hereunder, and without consent of Borrower, to:  (i) take and hold additional security for the payment of the Secured Obligations with the consent of the party providing such security; and (ii) accept additional co-guarantors for the payment of the Secured Obligations.

7.7           Power of Attorney.  Borrower irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact, coupled with an interest, with full power, in Lender's own name or in the name of Borrower:  (i) at any time to sign, record and file all documents referred to in this Agreement; and (ii) after an Event of Default:  (a) to endorse any checks, notes and other instruments or documents evidencing the Collateral, or proceeds thereof; (b) to discharge claims, demands, liens, or taxes affecting any of the Collateral; (c) to settle, and give releases of, any insurance claim that relates to any of the Collateral, obtain payment of claim, and make all determinations with respect to any such policy of insurance, and endorse Borrower's name on any proceeds of such policies of insurance; or (d) to instruct any Person having control of any books or records relating to the Collateral to give Lender full rights of access thereto.  Lender shall have the right to exercise the power of attorney granted in this Section directly or to delegate all or part of such power.  Lender shall not be obligated to act on behalf of Borrower as attorney-in-fact.

ARTICLE VIII
WAIVERS

8.1           Waivers.  (i) Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of default or demand, notices of acceptance of and reliance on this Agreement and notices of the creation, or incurring of new or additional indebtedness, notices of renewal, extension or modification of the indebtedness, notices of any information about Borrower at any time learned by Lender and all other notices to which Borrower might otherwise be entitled; (ii) Borrower waives any right to require Lender to:  (a) proceed against Borrower; (b) proceed against or exhaust any security held from any Person or marshalling of assets or liens;

(c) proceed against any other Guarantor; or (d) pursue any other remedy available to Lender; (iii) Borrower waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower; (iv) Borrower waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (v) Borrower waives all rights and defenses arising from Lender's election of remedies.  Borrower acknowledges that the waivers provided herein are made with Borrower's full knowledge of the significance of such waivers, and that Lender is relying on such waivers.

ARTICLE IX
MISCELLANEOUS

9.1           Notices.  Any notice, demand or request required hereunder shall be given in writing (at the addresses set forth in Exhibit A) by any of the following means:  (i) personal service; (ii) electronic communication, whether by telex, telegram or telecopying or other form of electronic communication; (iii) overnight courier; or (iv) registered or certified, first class U.S. mail, return receipt requested, or to such other addresses as Lender or Borrower may specify from time to time in writing.

(a)           Any notice, demand or request sent pursuant to either subsection (i) or (ii), above, shall be deemed received upon such personal service or upon dispatch by electronic means.

(b)           Any notice, demand or request sent pursuant to subsection (iii), above, shall be deemed received on the Business Day immediately following deposit with the overnight courier, and, if sent pursuant to subsection (iv), above, shall be deemed received forty-eight (48) hours following deposit into the U.S. mail.

9.2           Choice of Law.  This Agreement shall be determined under, governed by and construed in accordance with California law.  The parties agree that all actions or proceedings arising in connection with this Agreement shall be litigated only in the state courts located in the County of San Francisco, State of California, or the federal courts located in the Northern District of California.  Borrower waives any right Borrower may have to assert the doctrine of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

9.3           Successors and Assigns; Assignment.  This Agreement shall be binding and deemed effective when executed by Borrower and accepted and executed by Lender.  This Agreement shall be binding on Lender's and Borrower's successors and assigns.  Borrower agrees that it may not assign this Agreement without Lender's prior written consent.  Lender may assign, in whole or in part, all of its right, title and interest in and to this Agreement at any time without the consent of Borrower.  In connection with any assignment, Lender may disclose all documents and information that Lender has or may hereafter have relating to Borrower.  No consent to an assignment by Lender shall release Borrower or any Guarantor from their obligations to Lender.

9.4           Severability; Waivers.  Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any provision.  No waiver by the Lender of any of its rights or remedies in connection with this Agreement shall be effective unless such waiver is in writing and signed by the Lender.  No act or omission by Lender to exercise a right as to any event shall be construed as continuing, or as a waiver or release of, any subsequent right, remedy or recourse as to a subsequent event.

9.5           Attorneys' Fees.  On demand Borrower shall reimburse Lender for all reasonable attorneys' fees, costs and disbursements (and fees and disbursements of Lender's in-house counsel) (collectively "Attorneys' Fees") expended or incurred by Lender in any way in connection with the amendment and/or enforcement of this Agreement and Lender's rights hereunder and to the Collateral whether or not suit is brought.  Attorneys' Fees shall include, without limitation, attorneys’ reasonable fees and costs incurred in any State, Federal or Bankruptcy Court, and in any Insolvency Proceeding of any kind in any way related to this Agreement, the Note, or any item of Collateral and/or Lender’s lien thereon.

9.6           Headings.  Article and section headings are for reference only and shall not affect the interpretation or meaning of any provisions of this Agreement.

9.7           Integration; Amendment.  No modification or amendment to this Agreement, or novation of the obligations under this Agreement, shall be effective unless in writing, executed by Lender and the other relevant parties.  Except for currently existing obligations of Borrower to Lender, all prior agreements, understandings, representations, warranties, and negotiations between the parties, whether oral or written, if any, which relate to the substance of this Agreement, are merged into this Agreement.  Borrower hereby waives the right to assert any agreement, promise, fact or any parol (oral) evidence which is contrary to the terms or representations specified in this Agreement.

9.8           Joint and Several Liability.  Should more than one Person sign this Agreement as Borrower, the obligations of each signatory shall be joint and several.

9.9           Counterparts; Electronic Signatures.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute but one and the same agreement.  A signed copy of this Agreement transmitted by a party to another party via facsimile or an emailed “pdf” version shall be binding on the signatory thereto.

9.10           WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY LAW, LENDER AND BORROWER HEREBY VOLUNTARILY, UNCONDITIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN ANY LITIGATION OR PROCEEDING IN A STATE OR FEDERAL COURT WITH RESPECT TO, IN CONNECTION WITH, OR

ARISING OUT OF THIS AGREEMENT OR THE OTHER TERM LOAN DOCUMENTS OR THE SECURED OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, CLAIMS RELATING TO THE APPLICATION OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING (INCLUDING TORT AND CLAIMS FOR BREACH OF DUTY), BETWEEN LENDER AND BORROWER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE TO FOLLOW]

This Agreement is executed as of the date stated at the top of the first page.

BORROWER:

GREENHILL & CO., INC.,
a Delaware corporation

		By:	/s/ Harold J. Rodriguez, Jr.

		Name:	Harold J. Rodriguez, Jr.

		Its:	Treasurer
Accepted:

LENDER:

FIRST REPUBLIC BANK

By:	/s/ Rose C. Stewart

Name:	Rose C. Stewart

Its:	Director Manager Commercial Loan Operations

EXHIBIT A
TO
SECURITY AGREEMENT
LLC Distributions

This Exhibit A is an integral part of the Agreement between Lender and Borrower, and the following terms are incorporated in and made a part of the Agreement to which this Exhibit A is attached:

1.	Borrower: Borrower represents that his/her/its name, address and state of incorporation or formation (if Borrower is a registered entity) is as follows:

1.1           Name:  Greenhill & Co., Inc.

1.2           Trade Names or DBAs (if any):  N/A

1.3           Type of Entity and State of Formation or Incorporation:  Corporation, Delaware

1.4           Address for Notices:  300 Park Avenue, New York, New York 10022

1.5           Tax Identification Number or Social Security Number:  51-05000737

2.	Lender’s Notice Address: FIRST REPUBLIC BANK
     111 Pine Street
     San Francisco, CA 94111
     Attn:  Commercial Loan Operations

3.	Disposition of Distributions:

3.1           Liquidation Distributions.  Whether or not a Monetary Event of Default has occurred, all Liquidation Distributions whether held in the Account or not, will be applied to the Secured Obligations.

3.2           Interim Distributions.  Absent a Monetary Event of Default which has occurred and is continuing, all Interim Distributions may be released from the Account to Borrower or disbursed by Borrower to pay tax obligations of the Borrower, and of Greenhill Capital Partners, LLC, Greenhill & Co. LLC and Cogent Partners LP; and for other general corporate purposes.

3.3           Monetary Event of Default.  If a Monetary Event of Default has occurred and is continuing, all Distributions will be paid to Lender and whether held in the Account or not, all Distributions and their proceeds will be applied to the Secured Obligations.

3.4           Monetary Event of Default.  The term “Monetary Event of Default” shall mean any failure to make a timely monetary payment (taking into account any cure periods) to Lender, provided for under the Term Loan Agreement or the Note or any Term Loan Document (whether or not notice of such missed payment is required under the Term Loan Agreement).

4.	Additional Covenants: N/A

EXHIBIT B
TO
SECURITY AGREEMENT
LLC Distributions

DESCRIPTION OF COLLATERAL

The Collateral (“Collateral”) consists of all of the right, title and interest of Borrower in and to the following assets whether currently existing or hereafter arising:

(a)  all Capital Accounts which are held for, or in the name of, Borrower by or with the Company;

(b)  all Distributions and other rights to payment arising from or on account of the LLC Interest;

(c)  all Accounts, General Intangibles, Instruments, and Chattel Paper related to or arising in connection with any of the foregoing assets;

(d)  all proceeds of any of the foregoing, including without limitation, all Accounts, Deposit Accounts, including, without limitation, the Deposit Account specified below (“Deposit Account”), Chattel Paper, Instruments and General Intangibles arising from or on account of any of the foregoing and any deposit accounts which contain the proceeds of any of the foregoing; and

(e)  all Borrower's books and records, which relate to any of the foregoing.

Certain Definitions:

“Borrower” - means Greenhill & Co., Inc., a Delaware corporation.

“Capital Account” - means any account or credit maintained or owed directly or indirectly by the Company to or for Borrower or in Borrower’s name:  (i) on account of Capital Contributions of Borrower to or for the Company; and/or (ii) which represents Borrower’s equity interest in the Company, and/or (iii) which represents the value of Borrower’s LLC Interest.

“Company” - means Greenhill & Co. LLC, a New York limited liability company.

“Deposit Account” - means Account No.              maintained by the Lender in the name of Borrower.

“Distributions” - means all amounts and rights to payment, payments and distributions owed to, paid to, or held for, or available to Borrower or in Borrower’s name (in whichever form they exist, whether as Instruments, Chattel Paper, Accounts, General Intangibles, Financial Assets or otherwise) arising from, or on account of:  (i) the LLC Interest, and (ii) all Capital Accounts, including, without limitation, all Interim Distributions and all Liquidation Distributions.

“Interim Distribution” - means any Distributions made in the ordinary course of business of the subject entity and not in connection with a Liquidation Distribution.

“Liquidation Distribution” - means all Distributions that are liquidating dividends or final return on capital to Borrower or repayment of equity in connection with the liquidation, dissolution or termination of the Company.

“LLC Agreement” - means the following agreement(s) Amended and Restated Operating Agreement of Greenhill & Co, LLC dated as of May 3, 2004, and all amendments thereto.

“LLC Interest” - means the membership interest of Borrower in the Company as provided in the LLC Agreement.

Unless otherwise defined herein, the terms used herein shall have the meaning provided in the Uniform Commercial Code, as now enacted or hereafter amended, applicable in the State of California